[CREDIT SUISSE FIRST BOSTON Logo]	CREDIT SUISSE FIRST BOSTON CORPORATION Eleven Madison Avenue Telephone 212 325 2000 New York, NY 10010-3629

EXHIBIT 23.3

CONSENT
OF
CREDIT SUISSE FIRST BOSTON CORPORATION

Board of Directors
Grand Premier Financial, Inc.
486 West Liberty Street
Wauconda, IL 60084

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Grand Premier Financial, Inc. (the "Company") as Appendix C to the prospectus and proxy statement included in this Pre-Effective Amendment No. 1 to the Registration Statement of Old Kent Financial Corporation ("Old Kent") on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and Old Kent and to the references to our firm in the prospectus and proxy statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ Michael E. Martin
       Michael E. Martin
       Managing Director

January 10, 2000

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